COMMON CO UNTERSIG NED AND REG ISTERED: W ELLS FARG O BANK,N.A. TRANSFER AG ENT AND REG ISTRAR BY AUTHO RIZED SIG NATURE AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF MARYLAND CUSIP 33832D 10 6 THIS CERTIFIES THAT is the owner of FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF FIVE STAR SENIOR LIVING INC. (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter and Bylaws of the Corporation and any amendments thereto. The holder of this Certificate and every transferee or assignee hereof by accepting or holding the same agrees to be bound by all of the provisions of the Charter and Bylaws of the Corporation, as amended from time to time.This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated: CHIEF FINANCIAL OFFICER AND TREASURERPRESIDENT AND CHIEF EXECUTIVE OFFICER SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION Exhibit 4.1

FIVE STAR SENIOR LIVING INC. IMPORTANT NOTICE PURSUANT AND SUBJECT TO THE TERMS OF THE CHARTER OF THE CORPORATION (TOGETHER WITH ALL AMENDMENTS THERETO, THE “CHARTER”), THE CORPORATION HAS THE AUTHORITY TO CREATE ONE OR MORE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES. THE CORPORATION WILL FURNISH A FULL STATEMENT OF (i) THE AUTHORITY OF THE CORPORATION TO CREATE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES, (ii) THE TERMS OF ANY EXISTING CLASS OR SERIES OF SHARES, AND (iii) SUCH OTHER INFORMATION AS IS REQUIRED BY APPLICABLE LAW, WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE CORPORATION. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE CHARTER OR IN THE BYLAWS OF THE CORPORATION, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), INCLUDING PROVISIONS OF THE CHARTER WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF ANY CLASS OR SERIES OF THE CORPORATION’S SECURITIES BY ANY PERSON OR GROUP AND PROVISIONS OF THE BYLAWS PROHIBITING, FOR PURPOSES OF PRESERVING CERTAIN TAX BENEFITS OF THE CORPORATION, TRANSFERS OF THE CORPORATION’S SHARES TO THE EXTENT THAT, AS A RESULT OF SUCH TRANSFER, EITHER A PERSON, ENTITY OR GROUPWOULD OWN 5%OR MORE OF THE CORPORATION’S OUTSTANDING SHARES OR THE PERCENTAGE OWNERSHIP OF ANY PERSON, ENTITY OR GROUP THEN OWNING 5% OR MORE OF THE CORPORATION’S OUTSTANDING SHARES WOULD INCREASE AS A RESULT. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE CORPORATION’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF VARIOUS RIGHTS AND OBLIGATIONS OF SHAREHOLDERS APPEARS IN THE CHARTER OR BYLAWS, AS APPLICABLE, AND IN CERTAIN OTHER AGREEMENTS WHICH MAY FROM TIME TO TIME BE ENTERED INTO BY THE CORPORATION AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS. COPIES OF THE CHARTER, BYLAWS AND AGREEMENTS AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS AS IN EFFECT FROM TIME TO TIME WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE CORPORATION. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UTMA – ____________ Custodian ____________(Cust) (Minor) TEN ENT – as tenants by entireties under Uniform Transfers to Minors JT TEN – as joint tenants with right of survivorship Act _______________________________ and not as tenants in common (State) Additional abbreviations may also be used though not in above list. For value received ________________________________________________ hereby sell, assign, and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated ________________ X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGEWHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE